EXHIBIT 10.34



                        AMENDMENT TO CONSULTANT AGREEMENT
                        ---------------------------------

This Amendment (the "Amendment") to the Consultant Agreement (the "Consultant Agreement") between Terra Insight Corporation (the "Company") and CEOcast, Inc. (the "Consultant") dated as of October 1, 2005, is made as of December 30, 2005.

Whereas, the parties have agreed to extend the timing of the determination as to issuance of 325,000 shares that would otherwise be issuable February 1, 2006 pursuant to the Consultant Agreement, Section 5 of the Consultant Agreement is hereby modified and amended as follows:

     1.   The following sentence in Section 5 is hereby deleted:

          The Company shall also issue the Consultant 325,000 shares of Common Stock on the four-month anniversary of the Agreement, unless the Company elects to terminate the Agreement pursuant to Section 2.

     2. In substitution thereof, the following sentence is hereby inserted in its place:

          The Company shall also issue the Consultant 325,000 shares of Common Stock on the seven-month anniversary of the Agreement, unless the Company elects to terminate the Agreement pursuant to Section 2.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                   TERRA INSIGHT CORPORATION


                                   By:/s/ Dan Brecher
                                      ------------------------------
                                      Dan Brecher, Managing Director

CEOCAST, INC.


By: /s/ Michael Wachs
    ------------------------
    Michael Wachs, President